UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

Supernus Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35518		20-2590184
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

9715 Key West Avenue	Rockville	MD	20850
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable
(Former name or former address, if changed since last report.)

  Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUPN	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry Into a Material Definitive Agreement.

On April 28, 2020, Supernus Pharmaceuticals, Inc. (the “Company”) entered into a Sale and Purchase Agreement (the “Agreement”) with US WorldMeds Partners, LLC (“US WorldMeds”). Pursuant to the terms of the Agreement, the Company will purchase all of the outstanding equity of USWM Enterprises, LLC (“USWM Enterprises”), comprising the entire issued share capital of USWM Enterprises (the “Transaction”). As a result of the Transaction, the Company will acquire the central nervous system (“CNS”) portfolio of US WorldMeds, and specifically, the right to further develop and commercialize Apokyn®, Xadago® and the Apomorphine Infusion Pump in the United States and Myobloc® worldwide (the “Products”). Prior to closing of the Transaction, US WorldMeds will complete a corporate restructuring (the “Restructuring”) to transition the Products to USWM Enterprises.

The Agreement provides for a cash payment by the Company to US WorldMeds at the closing of the Transaction of $300 million, subject to customary adjustments. After the closing of the Transaction, the Company will be required to make additional cash payments of up to $230 million to US WorldMeds upon the achievement of certain regulatory and commercial milestones. In connection with the Agreement, the Company also entered into a Transition Services Agreement (the “Transition Services Agreement”) with US WorldMeds, pursuant to which, from and after the closing date of the Transaction, each party will provide to the other party certain transition services for the period of time specified for each service in the Transition Services Agreement. Each party will pay the other party a designated fee for each service provided pursuant to the Transition Services Agreement.

The Agreement contains customary representations, warranties and covenants by each of the applicable parties to the Agreement, and also contains indemnification provisions under which the parties thereto have agreed to indemnify each other against certain liabilities. In addition, US WorldMeds has agreed to indemnify the Company for breaches of certain fundamental warranties, covenants, tax claims, and liabilities up to the purchase price, and certain other covenants in an amount equal to 10% of the purchase price. To limit its risks with respect to representations and warranties of US WorldMeds, the Company obtained a representation and warranty policy (the “RWI Policy”) with a policy retention of $2,550,000 and an aggregate coverage limit of $35 million. The RWI Policy provides for coverage for claims to breaches of (i) general representations and warranties for three years following the closing date of the Transaction and (ii) fundamental representations and warranties for six years following the closing date of the Transaction. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the contracting parties. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or US WorldMeds or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Transaction is subject to various closing conditions, including but not limited to, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the Restructuring. Each party’s obligation to consummate the Transaction is also subject to certain additional customary conditions, including (i) exceptions to certain materiality qualifiers, (ii) the accuracy of the representations and warranties of the each party, and (iii) performance in all material respects by the each party of its obligations under the Agreement. If the closing conditions have not been satisfied or waived on or before December 31, 2020, or such later time and date as may be agreed upon by the parties, the Agreement shall automatically terminate.

There can be no assurance that the Transaction will occur subject to the terms described herein, or at all. Even if the Company consummates the Transaction, it may not be able to achieve the expected benefits of the Transaction including, but not limited to, the diversification of its revenue and operating earnings from the expansion of its CNS portfolio, the commercial launch of the Apomorphine Infusion Pump, if approved by the U.S. Food and Drug Administration, expansion of research and development capabilities and integration of the salesforce, marketing and medical organizations.

The foregoing descriptions of the terms of the Agreement and the Transition Services Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Agreement and the Transition Services Agreement, respectively, which the Company intends to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020. Unless otherwise defined herein, the capitalized terms used above shall have the same meaning ascribed to them in the Agreement and the Transition Services Agreement, respectively.

Item 8.01 Other Events.

On April 28, 2020, the Company issued a press release announcing its entry into the Agreement. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On April 29, 2020, the Company held a conference call with investors to discuss the Transaction. The slide show presentation related to the Transaction and made available with the conference call is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibit

Exhibit 99.1 — Press Release Dated April 28, 2020 furnished as an Exhibit pursuant to Item 1.01 hereof.

Exhibit 99.2 — Slide Show Presentation for April 29, 2020 conference call, furnished as an Exhibit pursuant to Item 8.01 hereof.

Exhibit 104 — The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: May 4, 2020	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Senior Vice-President and Chief Financial Officer

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